EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA
On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. ("Athene"). Upon the closing of the merger with Athene, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc., and became a subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc."

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the year ended December 31, 2022. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of December 31, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,199,740	$535	$460	$1,200,735
Restricted cash and cash equivalents	2,153	1,045,976	—	1,048,129
Investments (includes performance allocations of $2,635,180 as of December 31, 2022)	5,502,123	402	141,642	5,644,167
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	109,578	—	109,578
Investments, at fair value	—	2,370,884	—	2,370,884
Other assets	—	87,667	(57,357)	30,310
Due from related parties	(666,001)	1,264	1,390,990	726,253
Deferred tax assets, net	17,763	—	615,897	633,660
Other assets	1,098,841	11,674	65,240	1,175,755
Lease assets	590,732	—	—	590,732
Goodwill	264,339	—	(595)	263,744
Total Assets	$8,009,690	$3,627,980	$2,156,277	$13,793,947

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$139,699	$13,274	$14,791	$167,764
Accrued compensation and benefits	111,152	3,710	—	114,862
Deferred revenue	172,720	—	—	172,720
Due to related parties	211,312	8,300	1,357,882	1,577,494
Profit sharing payable	1,412,452	—	(1)	1,412,451
Debt	2,814,117	—	—	2,814,117
Liabilities of consolidated variable interest entities:
Notes payable	—	49,990	—	49,990
Other liabilities	—	1,898,840	1	1,898,841
Due to related parties	—	456	(456)	—
Other liabilities	328,765	43,844	49,832	422,441
Lease liabilities	664,366	—	—	664,366
Total Liabilities	5,854,583	2,018,414	1,422,049	9,295,046
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,027,429	4,485	1,031,914
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2022	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2022	289,815	—	—	289,815
Additional paid in capital	—	(72,117)	1,376,495	1,304,378
Retained earnings	(44,344)	216,302	(171,958)	—
Accumulated other comprehensive loss	(11,971)	(34,179)	35,810	(10,340)
Total Apollo Asset Management, Inc. Stockholders’ Equity	497,898	110,006	1,240,347	1,848,251
Non-controlling interests in consolidated entities	5,676	472,131	10,102	487,909
Non-controlling interests in Apollo Operating Group	1,651,533	—	(520,706)	1,130,827
Total Stockholders’ Equity	2,155,107	582,137	729,743	3,466,987
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,009,690	$3,627,980	$2,156,277	$13,793,947
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Year Ended December 31, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$2,299,840	$1,264	$(20,596)	$2,280,508
Advisory and transaction fees, net	421,099	—	22,392	443,491
Investment income	856,676	—	(56,542)	800,134
Incentive fees	28,066	—	(843)	27,223
Total Revenues	3,605,681	1,264	(55,589)	3,551,356

Expenses:
Compensation and benefits	1,939,479	3,710	—	1,943,189
Interest expense	125,761	33	4,715	130,509
General, administrative and other	638,225	7,933	1,901	648,059
Total Expenses	2,703,465	11,676	6,616	2,721,757

Other Income:
Net gains from investment activities	939,776	19,569	(24,581)	934,764
Net gains from investment activities of consolidated variable interest entities	—	234,042	171,047	405,089
Interest income	37,263	13,025	(534)	49,754
Other income (loss), net	11,783	(399)	(26,350)	(14,966)
Total Other Income	988,822	266,237	119,582	1,374,641
Income before income tax provision	1,891,038	255,825	57,377	2,204,240
Income tax provision	(31,869)	(21,159)	(156,892)	(209,920)
Net Income	1,859,169	234,666	(99,515)	1,994,320
Net income attributable to non-controlling interests	(724,731)	(306,608)	(29,114)	(1,060,453)
Net Income Attributable to Apollo Asset Management, Inc.	1,134,438	(71,942)	(128,629)	933,867
Series A Preferred Stock Dividends	(17,531)	—	—	(17,531)
Series B Preferred Stock Dividends	(19,125)	—	—	(19,125)
Net Income Attributable to Apollo Asset Management, Inc. Common Stockholders	$1,097,782	$(71,942)	$(128,629)	$897,211
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended December 31, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$582,735	$14	$(84)	$582,665
Advisory and transaction fees, net	102,520	—	7,621	110,141
Investment income (loss)	(25,851)	—	(3,397)	(29,248)
Incentive fees	9,287	—	—	9,287
Total Revenues	668,691	14	4,140	672,845

Expenses:
Compensation and benefits	386,146	—	—	386,146
Interest expense	30,613	7	1,599	32,219
General, administrative and other	159,366	884	958	161,208
Total Expenses	576,125	891	2,557	579,573

Other Income (Loss):
Net gains (losses) from investment activities	(13,261)	3,364	(6,251)	(16,148)
Net gains from investment activities of consolidated variable interest entities	—	25,717	(14,330)	11,387
Interest income (loss)	10,430	5,008	(61)	15,377
Other income (loss), net	3,742	(95)	(114)	3,533
Total Other Income (Loss)	911	33,994	(20,756)	14,149
Income (loss) before income tax provision	93,477	33,117	(19,173)	107,421
Income tax provision	(17,672)	(179)	(4,218)	(22,069)
Net Income (Loss)	75,805	32,938	(23,391)	85,352
Net income attributable to Non-controlling Interests	(44,393)	(17,529)	—	(61,922)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	31,412	15,409	(23,391)	23,430
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$22,248	$15,409	$(23,391)	$14,266
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.